Exhibit 32.2

Certification of Principal Accounting Officer

I, Jerry W. Fanska, Senior Vice President—Finance and Treasurer, of Layne Christensen Company, do hereby certify in accordance with 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(a)           the Company's Annual Report on Form 10-K for the annual period ended January 31, 2012, which this certification accompanies, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(b)           the information contained in the Company's Annual Report on Form 10-K for the annual period ended January 31, 2012, which this certification accompanies, fairly presents, in all material aspects, the financial condition and results of operations of the Company.

Dated: April 27, 2012	/s/ Jerry W. Fanska
Jerry W. Fanska
Senior Vice President—Finance and Treasurer